EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(847) 653-7375
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Berry Allen - Investor Relations
E-Mail: beallen@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS EARNINGS FOR THE THIRD QUARTER OF 2016

CHICAGO, October 20, 2016 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced third quarter 2016 net income available to common stockholders of $42.4 million, or $0.54 per diluted common share, compared to $41.4 million, or $0.56 per diluted common share, last quarter and $38.3 million, or $0.51 per diluted common share, in the third quarter a year ago.

KEY ITEMS

Completion of American Chartered Bancorp, Inc. Merger

We completed our merger with American Chartered Bancorp, Inc. ("American Chartered") on August 24, 2016. Consideration paid was $487.4 million, including $382.8 million in common stock (9.7 million shares), $102.3 million in cash and $2.3 million in preferred stock and stock-based awards assumed. The results of operations of American Chartered have been included in our results of operations for the 37 days between the date of the merger and quarter end. In addition, we have successfully converted American Chartered's clients to MB data processing systems and products. Amounts recognized in the financial statements for this business combination are only provisional at September 30, 2016.

Growth in Operating Earnings for the Quarter

Operating earnings available to common stockholders increased by $7.0 million to $49.9 million, or $0.63 per diluted common share, compared to last quarter, and increased by $11.6 million compared to the third quarter of last year.

The following table presents a reconciliation of net income to operating earnings (in thousands). Non-core items represent the difference between non-core non-interest income and non-core non-interest expense.

				Nine Months Ended
				September 30,
	3Q16	2Q16	3Q15	2016	2015
Net income - as reported	$44,419	$43,412	$40,278	$126,945	$115,341

Non-core items	15,363	2,454	17	21,152	9,952
Income tax expense on non-core items	7,867	1,003	6	9,447	3,949
Non-core items, net of tax	7,496	1,451	11	11,705	6,003

Operating earnings	51,915	44,863	40,289	138,650	121,344
Dividends on preferred shares	2,004	2,000	2,000	6,004	6,000
Operating earnings available to common stockholders	$49,911	$42,863	$38,289	$132,646	$115,344

Diluted operating earnings per common share	$0.63	$0.58	$0.51	$1.75	$1.53
Weighted average common shares outstanding for diluted operating earnings per common share	78,683,170	74,180,374	75,029,827	75,727,580	75,154,585

•
Net interest income on a fully tax equivalent basis increased $8.1 million (+6.2%) to $137.9 million in the third quarter of 2016 compared to the prior quarter due to higher average loan balances as a result of the loans acquired through the American Chartered merger as well as loan growth in our legacy portfolio.

•
Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in the Taylor Capital and American Chartered mergers ("bank mergers"), decreased seven basis points to 3.50% compared to 3.57% last quarter primarily due to lower yields earned on loans.

•
Our core non-interest income increased 18.0% to $107.7 million compared to $91.3 million in the prior quarter primarily due to an increase in mortgage banking and lease financing revenue. The increase in mortgage banking revenue was driven by higher origination fees as a result of higher origination volumes in the third quarter of 2016 and higher gains on sale margins. The increase in lease financing revenue was due to higher fees from the sale of third-party equipment maintenance contracts.

•
Our core non-interest expense increased $9.6 million (+6.6%) compared to the prior quarter primarily due to an increase in salaries and employee benefits expense, which increased mainly due to the increased staff from the American Chartered merger, and commission expense. Commission expense increased as a result of higher mortgage loan origination volumes and lease financing revenue noted above.

•
The Company adopted new authoritative accounting guidance under ASC Topic 718 "Compensation - Stock Compensation" in the third quarter of 2016, resulting in an income tax benefit of $1.8 million associated with stock-based compensation. Operating earnings were adjusted to exclude the $1.8 million income tax benefit in the table above.

Growth in Loan Balances During the Quarter

Loan balances, excluding purchased credit-impaired loans, increased $2.3 billion (+23.0%) during the third quarter primarily due to loans acquired through the American Chartered merger as well as the growth in legacy commercial-related credits. Legacy loan balances, excluding purchased credit-impaired loans, increased $433.8 million (+4.3%, or +17.2% annualized) during the third quarter of 2016.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	9/30/2016				Change in Legacy Loan Balances from 6/30/2016 to 9/30/2016
	Legacy (1)	Acquired (2)	Total	6/30/2016	Amount	Percent
Commercial-related credits:
Commercial	$3,745,486	$640,326	$4,385,812	$3,561,500	$183,986	+5.2%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,873,380	—	1,873,380	1,794,465	78,915	+4.4%
Commercial real estate	2,849,270	945,531	3,794,801	2,827,720	21,550	+0.8%
Construction real estate	415,171	35,852	451,023	357,807	57,364	+16.0%
Total commercial-related credits	8,883,307	1,621,709	10,505,016	8,541,492	341,815	+4.0%
Other loans:
Residential real estate	823,374	175,453	998,827	753,707	69,667	+9.2%
Indirect vehicle	522,271	—	522,271	491,480	30,791	+6.3%
Home equity	188,861	86,427	275,288	198,622	(9,761)	-4.9%
Consumer	77,013	943	77,956	75,775	1,238	+1.6%
Total other loans	1,611,519	262,823	1,874,342	1,519,584	91,935	+6.1%
Total loans, excluding purchased credit-impaired	10,494,826	1,884,532	12,379,358	10,061,076	433,750	+4.3%
Purchased credit-impaired loans	137,025	24,313	161,338	136,811	214	+0.2%
Total loans	$10,631,851	$1,908,845	$12,540,696	$10,197,887	$433,964	+4.3%

(1)	Legacy loans include loans previously acquired through the Taylor Capital merger.

(2)	Acquired loans refer to the September 30, 2016 balance for loans acquired in the American Chartered merger.

Growth in Deposit Balances During the Quarter

Low cost deposits increased $2.7 billion (+27.7%) primarily due to the deposits assumed in the American Chartered merger as well as strong growth in legacy non-interest bearing deposits during the third quarter. Low cost deposits represented 86% of total deposits at September 30, 2016. Non-interest bearing deposits increased $1.6 billion (+34.2%) during the third quarter and represented 45% of total deposits at September 30, 2016. Period end legacy low cost deposits increased $414.2 million in the quarter (+4.3%, or 17.2% annualized). Average legacy low cost deposits increased approximately $220 million (+2.3%, 9.1% annualized) during the quarter.

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	9/30/2016				Change in Legacy Deposit Balances from 6/30/2016 to 9/30/2016
	Legacy (1)	Assumed (2)	Total	6/30/2016	Amount	Percent
Low cost deposits:
Non-interest bearing deposits	$5,055,261	$1,355,073	$6,410,334	$4,775,364	$279,897	+5.9%
Money market, NOW and interest bearing deposits	3,896,438	763,969	4,660,407	3,771,111	125,327	+3.3
Savings deposits	1,030,834	117,066	1,147,900	1,021,845	8,989	+0.9
Total low cost deposits	9,982,533	2,236,108	12,218,641	9,568,320	414,213	+4.3
Certificates of deposit:
Certificates of deposit	1,145,303	152,883	1,298,186	1,220,562	(75,259)	-6.2
Brokered certificates of deposit	738,960	23,479	762,439	647,214	91,746	+14.2
Total certificates of deposit	1,884,263	176,362	2,060,625	1,867,776	16,487	+0.9
Total deposits	$11,866,796	$2,412,470	$14,279,266	$11,436,096	$430,700	+3.8%

(1)	Legacy deposits include deposits previously assumed through the Taylor Capital merger.

(2)	Assumed deposits refer to the September 30, 2016 balance for deposits assumed in the American Chartered merger.

Positive Credit Quality Metrics

Credit quality behaved well in the quarter.

•	Non-performing loans and non-performing assets decreased by $20.8 million and $15.4 million, respectively, from June 30, 2016 primarily due to problem loans repaid in the quarter.

•	Potential problem loans increased by $11.8 million in the quarter.

•
Net loan charge-offs during the quarter were $2.5 million, or 0.09% of loans (annualized), compared to net loan charge-offs of $2.2 million, or 0.09% of average loans (annualized), in the second quarter of 2016.

•
Our allowance for loan and lease losses to total loans ratio was 1.11% at September 30, 2016 compared to 1.33% at June 30, 2016. The decrease in this ratio was primarily due to the loans acquired through the American Chartered merger. American Chartered's historical allowance for loan and lease losses does not transfer in purchase accounting, but an acquisition accounting discount on loans was recorded within the loan balances. The total acquisition accounting discount on these acquired loans was $34.1 million as of acquisition date.

•	Provision for credit losses increased to $6.5 million in the third quarter of 2016 compared to $2.8 million in the prior quarter primarily due to loan growth in the quarter.

RESULTS OF OPERATIONS

Third Quarter Results

Net Interest Income

The following table presents net interest income and net interest margin on fully tax equivalent basis (dollars in thousands):

			Change from 2Q16 to 3Q16		Change from 3Q15 to 3Q16	Nine Months Ended		Change from 2015 to 2016
						September 30,
	3Q16	2Q16		3Q15		2016	2015
Net interest income - fully tax equivalent	$137,893	$129,810	+6.2%	$122,988	+12.1%	$394,202	$363,610	+8.4%

Net interest income - fully tax equivalent, excluding acquisition accounting discount accretion on bank merger loans	$131,733	$122,108	+7.9%	$115,580	+14.0%	$372,986	$339,674	+9.8%

Net interest margin - fully tax equivalent	3.68%	3.81%	-0.13%	3.73%	-0.05%	3.76%	3.83%	-0.07%

Net interest margin - fully tax equivalent, excluding acquisition accounting discount accretion on bank merger loans	3.50%	3.57%	-0.07%	3.49%	+0.01%	3.54%	3.56%	-0.02%

Net interest income on a fully tax equivalent basis increased in the third quarter of 2016 compared to the prior quarter due to higher average loan balances as a result of the loans acquired through the American Chartered merger as well as loan growth in the legacy portfolio during the quarter. Net interest income on a fully tax equivalent basis increased in the third quarter of 2016 compared to the third quarter of 2015 primarily due to an increase in average loans, partially offset by an increase in average borrowings and an increase in the average cost of deposits as a result of the increase in interest rates.

Our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, was 3.50% in the third quarter of 2016 compared to 3.57% last quarter and 3.49% in the same quarter of last year. The decrease in our net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, in the third quarter of 2016 compared to last quarter was primarily due to lower yields earned on loans.

Net interest income on a fully tax equivalent basis increased in the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015 primarily due to an increase in average loans, a result of the loan growth in the legacy portfolio and, to a lesser extent, loans acquired through the American Chartered merger, partially offset by an increase in average borrowings and an increase in the cost of deposits.

See the supplemental net interest margin tables in the "Net Interest Margin" section for further detail. Reconciliations of net interest income on a fully tax equivalent basis to net interest income on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans are also set forth in the tables in the "Net Interest Margin" section. In addition, reconciliations of net interest margin on a fully tax equivalent basis to net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans are included in the same section.

Non-interest Income

The following table presents non-interest income (in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Core non-interest income:
Key fee initiatives:
Mortgage banking revenue	$49,095	$39,615	$27,482	$26,542	$30,692	$116,192	$90,884
Lease financing revenue, net	18,864	15,708	19,046	15,937	20,000	53,618	60,644
Commercial deposit and treasury management fees	12,957	11,548	11,878	11,711	11,472	36,383	33,572
Trust and asset management fees	8,244	8,236	7,950	6,077	6,002	24,430	17,468
Card fees	4,161	4,045	3,525	3,651	3,335	11,731	11,671
Capital markets and international banking service fees	3,313	2,771	3,227	2,355	2,357	9,311	5,793
Total key fee initiatives	96,634	81,923	73,108	66,273	73,858	251,665	220,032
Consumer and other deposit service fees	3,559	3,161	3,025	3,440	3,499	9,745	9,842
Brokerage fees	1,294	1,315	1,158	1,252	1,281	3,767	4,502
Loan service fees	1,792	1,961	1,752	1,890	1,531	5,505	4,369
Increase in cash surrender value of life insurance	1,055	850	854	864	852	2,759	2,527
Other operating income	3,337	2,043	1,836	1,344	1,730	7,216	5,930
Total core non-interest income	107,671	91,253	81,733	75,063	82,751	280,657	247,202
Non-core non-interest income:
Net gain (loss) on investment securities	—	269	—	(3)	371	269	(173)
Net gain (loss) on sale of assets	5	(2)	(48)	—	1	(45)	(2)
Increase (decrease) in market value of assets held in trust for deferred compensation (1)	711	480	8	565	(872)	1,199	(559)
Total non-core non-interest income	716	747	(40)	562	(500)	1,423	(734)
Total non-interest income	$108,387	$92,000	$81,693	$75,625	$82,251	$282,080	$246,468

(1)	Resides in other operating income in the consolidated statements of operations.

Core non-interest income for the third quarter of 2016 increased by $16.4 million, or 18.0%, to $107.7 million from the second quarter of 2016.

•	Mortgage banking revenue increased due to higher origination volumes as a result of the favorable interest rate environment and higher gains on sale margins.

•	Lease financing revenues increased due to an increase in fees from the sale of third-party equipment maintenance contracts.

•	Commercial deposit and treasury management fees increased primarily due to the increased customer base as a result of the American Chartered merger as well as new customer activity.

•	Capital markets and international banking services fees increased due to higher swap and syndication fees partially offset by lower M&A advisory fees.

•	Consumer and other deposit service fees increased due to the increased customer base as a result of the American Chartered merger as well as an increase in NSF fees.

•	Other operating income increased due to higher earnings from investments in Small Business Investment Companies.

Core non-interest income for the nine months ended September 30, 2016 increased by $33.5 million, or 13.5%, to $280.7 million from the nine months ended September 30, 2015.

•	Mortgage banking revenue increased due to higher mortgage servicing fees and higher gains on sale margins.

•	Lease financing revenues decreased due to lower residual gains and fees from the sale of third-party equipment maintenance contracts.

•	Commercial deposit and treasury management fees increased due to new customer activity as well as the increased customer base as a result of the American Chartered merger.

•
Trust and asset management fees increased due to the addition of new customers as well as the acquisitions of MSA Holdings, LLC ("MSA") on December 31, 2015 and the Illinois court-appointed guardianship and special needs trust business in the third quarter of 2015.

•	Capital markets and international banking services fees increased due to higher swap, syndication and M&A advisory fees partly offset by lower commercial real estate advisory fees.

•	Loan service fees increased due to higher unused line and letter of credit fees.

•	Other operating income increased due to higher earnings from investments in Small Business Investment Companies.

Non-interest Expense

The following table presents non-interest expense (in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$55,088	$51,383	$48,809	$48,433	$48,926	$155,280	$141,137
Commissions	12,318	10,822	10,348	9,794	11,513	33,488	35,770
Bonus and stock-based compensation	12,980	12,871	8,657	9,950	10,235	34,508	29,982
Health and accident insurance	6,377	6,079	5,599	4,646	5,640	18,055	16,429
Other salaries and benefits (2)	15,320	13,045	12,089	11,533	12,446	40,454	36,027
Total salaries and employee benefits expense	102,083	94,200	85,502	84,356	88,760	281,785	259,345
Occupancy and equipment expense	14,662	13,407	13,260	12,935	12,456	41,329	37,300
Computer services and telecommunication expense	9,731	9,266	8,750	8,548	8,558	27,747	25,599
Advertising and marketing expense	3,031	2,923	2,855	2,549	2,578	8,809	7,521
Professional and legal expense	2,779	3,220	2,492	2,715	1,496	8,491	5,878
Other intangible amortization expense	1,674	1,617	1,626	1,546	1,542	4,917	4,569
Net (gain) loss recognized on other real estate owned (A)	(890)	(297)	(637)	(256)	520	(1,824)	2,070
Net (gain) loss recognized on other real estate owned related to FDIC transactions (A)	(18)	312	154	(549)	65	448	(296)
Other real estate expense, net (A)	187	243	137	76	(8)	567	423
Other operating expenses	21,067	19,814	18,366	18,932	18,782	59,247	55,296
Total core non-interest expense	154,306	144,705	132,505	130,852	134,749	431,516	397,705
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	11,368	2,566	3,287	(4,186)	389	17,221	9,622
Branch exit and facilities impairment charges	—	155	—	—	—	155	70
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Contribution to MB Financial Charitable Foundation (C)	4,000	—	—	—	—	4,000	—
Increase (decrease) in market value of assets held in trust for deferred compensation (D)	711	480	8	565	(872)	1,199	(559)
Total non-core non-interest expense	16,079	3,201	3,295	(3,621)	(483)	22,575	9,218
Total non-interest expense	$170,385	$147,906	$135,800	$127,231	$134,266	$454,091	$406,923

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related and repositioning expenses table below, C – Other operating expenses, and D – Salaries and employee benefits.

(2)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Core non-interest expense increased by $9.6 million, or 6.6%, from the second quarter of 2016 to $154.3 million for the third quarter of 2016.

•
Salaries and employee benefits expense increased primarily due to the increased staff from the American Chartered merger. Salaries and employee benefits expense also increased as a result of the following:

•
Commission expense increased due to higher mortgage commission expense resulting from higher mortgage origination volumes and higher leasing commission expense resulting from higher sales of third-party equipment maintenance contracts.

•
Other salaries and benefits expense increased due to increased temporary help in our IT and mortgage areas, increased overtime in our mortgage area and higher 401(k) match and profit sharing contribution expense.

•	Occupancy and equipment expense increased primarily due to the additional offices acquired through the American Chartered merger.

•	Non-interest expense was also impacted by higher gains recognized on other real estate owned properties.

•
Other operating expenses increased primarily due to higher filing and other loan expense as well as higher FDIC assessment fees as a result of a larger balance sheet due to the American Chartered merger.

Core non-interest expense increased by $33.8 million, or 8.5%, from the nine months ended September 30, 2015 to $431.5 million for the nine months ended September 30, 2016.

•	Salaries and employee benefits expense increased due to the following:

•	Salaries increased due to annual pay increases effective in the beginning of the second quarter, new hires and the increased staff from the American Chartered merger.

•	Commission expense decreased due to lower commissions paid in our leasing segment as a result of lower lease financing revenues.

•	Bonus and stock-based compensation increased due to an increase in bonus expense based on company performance through September 2016.

•	Other salaries and benefits expense increased due to increased temporary help in our IT and mortgage areas as well as higher 401(k) match and profit sharing contribution expense.

•
Occupancy and equipment expense increased due to higher depreciation expense and rental operating expenses as a result of the acquisition of MSA and the American Chartered merger, new offices opened at our mortgage banking segment and an office relocation in our leasing segment.

•	Computer services and telecommunication expense increased due to higher processing costs as a result of increased customer activity and investments in systems.

•	Advertising and marketing expense increased due to increased brand awareness advertising.

•	Professional and legal expense increased due to an increase in litigation and consulting fees.

•	Non-interest expense was also impacted by higher gains recognized on other real estate owned properties.

•
Other operating expenses increased due to higher FDIC premiums (as a result of MB Financial Bank, N.A. (the "Bank") exceeding $10 billion in assets), filing and other loan expense and card expenses (higher rewards and product development expense).

The following table presents the detail of the merger related and repositioning expenses (in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Merger related and repositioning expenses:
Salaries and employee benefits expense	$8,684	$324	$81	$(212)	$3	$9,089	$36
Occupancy and equipment expense	104	8	—	—	2	112	275
Computer services and telecommunication expense	3,105	511	305	(103)	9	3,921	409
Advertising and marketing expense	53	41	23	2	—	117	—
Professional and legal expense	1,681	101	97	1,454	305	1,879	1,006
Branch exit and facilities impairment charges	(2,908)	—	44	616	70	(2,864)	7,829
Contingent consideration expense - Celtic acquisition (1)	—	—	2,703	—	—	2,703	—
Other operating expenses	649	1,581	34	(5,943)	—	2,264	67
Total merger related and repositioning expenses	$11,368	$2,566	$3,287	$(4,186)	$389	$17,221	$9,622

(1)	Resides in other operating expenses in the consolidated statements of operations.

In the third quarter of 2016, merger related and repositioning expenses primarily included costs incurred in connection with the American Chartered merger as well as a reversal of an exit cost due to a favorable lease termination on a branch acquired through the Taylor Capital merger. In the second quarter of 2016, merger related and repositioning expenses included a $1.5 million contract termination fee related to the American Chartered integration (reflected in other operating expenses). In the first quarter of 2016, merger related and repositioning expenses included an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. In the fourth quarter of 2015, merger related and repositioning expenses were impacted by the reversal of an accrual for a potential contingent loss we assumed in connection with the Taylor Capital merger (reflected in other operating expenses).

Operating Segments

The Company's operations consist of three reportable operating segments: Banking, Leasing and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering and fee business activities. Our Leasing Segment generates revenues through lease originations and related services offered through the Company's leasing subsidiaries: LaSalle Systems Leasing, Inc., Celtic Leasing Corp. and MB Equipment Finance, LLC. Our Mortgage Banking Segment originates residential mortgage loans for sale to investors through its retail and third party origination channels as well as residential mortgage loans held in our loan portfolio. The Mortgage Banking Segment also services residential mortgage loans owned by investors and the Company.

Banking Segment

The following tables summarize financial information, adjusted for funds transfer pricing and internal allocations of certain expenses and excluding non-core non-interest income and expense, for the Banking segment for the periods presented (in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015

Net interest income	$119,685	$112,152	$109,608	$111,691	$104,714	$341,445	$313,192
Provision for credit losses	4,394	2,995	7,001	6,654	4,965	14,390	12,783
Net interest income after provision for credit losses	115,291	109,157	102,607	105,037	99,749	327,055	300,409
Non-interest income:
Lease financing revenue, net	890	789	679	1,180	637	2,358	1,570
Mortgage origination fees	—	—	—	—	—	—	—
Mortgage servicing fees	—	—	—	—	—	—	—
Other non-interest income	38,927	35,144	34,369	31,772	31,435	108,440	93,361
Total non-interest income	39,817	35,933	35,048	32,952	32,072	110,798	94,931
Non-interest expense:
Salaries and employee benefits expense:
Salaries	38,575	35,951	34,527	34,840	34,940	109,054	101,065
Commissions	1,172	1,424	1,396	1,503	932	3,991	3,429
Bonus and stock-based compensation	10,553	10,852	6,476	7,838	8,250	27,881	24,642
Health and accident insurance	4,045	3,816	3,461	2,765	3,508	11,322	10,551
Other salaries and benefits (1)	9,612	8,171	7,542	7,144	7,789	25,325	22,268
Total salaries and employee benefits expense	63,957	60,214	53,402	54,090	55,419	177,573	161,955
Occupancy and equipment expense	11,724	10,561	10,430	10,344	9,982	32,715	30,168
Computer services and telecommunication expense	7,418	6,945	6,446	6,200	6,179	20,809	18,783
Professional and legal expense	1,566	2,385	1,486	1,709	766	5,437	3,074
Other operating expenses	16,467	16,587	15,570	15,757	16,413	48,624	48,050
Total non-interest expense	101,132	96,692	87,334	88,100	88,759	285,158	262,030
Income before income taxes	53,976	48,398	50,321	49,889	43,062	152,695	133,310
Income tax expense	16,287	14,353	14,927	14,998	12,184	45,567	39,458
Net income	$37,689	$34,045	$35,394	$34,891	$30,878	$107,128	$93,852

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Banking Segment for the third quarter of 2016 increased compared to the prior quarter. This increase in net income was primarily due to an increase in net interest income driven by the loans acquired through the American Chartered merger and loan growth in the legacy portfolio as well as an increase in other non-interest income, partially offset by an increase in provision for credit losses expense and higher salaries and employee benefits expense primarily due to the increased staff from the American Chartered merger.

Net income from our Banking Segment for the nine months ended September 30, 2016 increased compared to the nine months ended September 30, 2015. This increase in net income was primarily due to an increase in net interest income, driven by loan growth in the legacy portfolio and, to a lesser extent, loans acquired through the American Chartered merger, and an increase in other non-interest income. This increase was partly offset by higher salaries and employee benefits expense due to annual pay increases, new hires, increased staff from the American Chartered merger and bonus expense based on company performance as well as an increase in provision for credit losses expense.

Leasing Segment

The following tables summarize financial information, adjusted for funds transfer pricing and internal allocations of certain expenses and excluding non-core non-interest income and expense, for the Leasing segment for the periods presented (in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015

Net interest income	$2,168	$2,411	$2,423	$2,714	$2,832	$7,002	$8,762
Provision for credit losses	1,964	(356)	437	—	242	2,045	1,598
Net interest income after provision for credit losses	204	2,767	1,986	2,714	2,590	4,957	7,164
Non-interest income:
Lease financing revenue, net	17,974	14,919	18,367	14,757	19,363	51,260	59,074
Mortgage origination fees	—	—	—	—	—	—	—
Mortgage servicing fees	—	—	—	—	—	—	—
Other non-interest income	785	786	839	802	624	2,410	2,309
Total non-interest income	18,759	15,705	19,206	15,559	19,987	53,670	61,383
Non-interest expense:
Salaries and employee benefits expense:
Salaries	3,555	3,344	2,832	2,286	2,917	9,730	7,925
Commissions	2,592	2,172	3,936	3,047	3,714	8,701	12,251
Bonus and stock-based compensation	950	829	872	1,052	813	2,651	2,683
Health and accident insurance	376	376	335	312	331	1,087	975
Other salaries and benefits (1)	934	886	1,108	777	700	2,928	2,416
Total salaries and employee benefits expense	8,407	7,607	9,083	7,474	8,475	25,097	26,250
Occupancy and equipment expense	966	947	895	855	843	2,808	2,500
Computer services and telecommunication expense	432	431	363	340	335	1,226	904
Professional and legal expense	802	414	409	328	290	1,625	844
Other operating expenses	1,997	1,716	1,447	1,501	1,439	5,160	4,368
Total non-interest expense	12,604	11,115	12,197	10,498	11,382	35,916	34,866
Income before income taxes	6,359	7,357	8,995	7,775	11,195	22,711	33,681
Income tax expense	2,484	2,879	3,509	3,037	4,398	8,872	13,218
Net income	$3,875	$4,478	$5,486	$4,738	$6,797	$13,839	$20,463

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Leasing Segment for the third quarter of 2016 decreased compared to the prior quarter. This decrease in net income was primarily due to an increase provision for credit losses expense, as result of a potential problem loan, partly offset by an increase in lease financing revenues, as a result of an increase in fees from the sale of third-party equipment maintenance contracts.

Net income from our Leasing Segment for the nine months ended September 30, 2016 decreased compared to the nine months ended September 30, 2015. This decrease in net income was primarily due to a decrease in lease financing revenues, as a result of a decrease in residual gains and fees from the sale of third-party equipment maintenance contracts.

Mortgage Banking Segment

The following tables summarize financial information, adjusted for funds transfer pricing and internal allocations of certain expenses and excluding non-core non-interest income and expense, for the Mortgage Banking segment for the periods presented (in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015

Net interest income	$8,918	$8,039	$7,273	$7,364	$8,423	$24,230	$21,883
Provision for credit losses	191	190	125	104	151	506	247
Net interest income after provision for credit losses	8,727	7,849	7,148	7,260	8,272	23,724	21,636
Non-interest income:
Lease financing revenue, net	—	—	—	—	—	—	—
Mortgage origination fees	39,962	31,417	16,894	17,596	23,449	88,273	77,106
Mortgage servicing fees	9,133	8,198	10,588	8,946	7,243	27,919	13,778
Other non-interest income	—	—	(3)	10	—	(3)	4
Total non-interest income	49,095	39,615	27,479	26,552	30,692	116,189	90,888
Non-interest expense:
Salaries and employee benefits expense:
Salaries	12,958	12,088	11,450	11,307	11,069	36,496	32,147
Commissions	8,554	7,226	5,016	5,244	6,867	20,796	20,090
Bonus and stock-based compensation	1,477	1,190	1,309	1,060	1,172	3,976	2,657
Health and accident insurance	1,956	1,887	1,803	1,569	1,801	5,646	4,903
Other salaries and benefits (1)	4,774	3,988	3,439	3,612	3,957	12,201	11,343
Total salaries and employee benefits expense	29,719	26,379	23,017	22,792	24,866	79,115	71,140
Occupancy and equipment expense	1,972	1,899	1,935	1,736	1,631	5,806	4,632
Computer services and telecommunication expense	1,881	1,890	1,941	2,008	2,044	5,712	5,912
Professional and legal expense	411	421	597	678	440	1,429	1,960
Other operating expenses	6,587	6,309	5,484	5,040	5,627	18,380	17,165
Total non-interest expense	40,570	36,898	32,974	32,254	34,608	110,442	100,809
Income before income taxes	17,252	10,566	1,653	1,558	4,356	29,471	11,715
Income tax expense	6,901	4,226	661	623	1,742	11,788	4,686
Net income	$10,351	$6,340	$992	$935	$2,614	$17,683	$7,029

(1)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Mortgage Banking Segment for the third quarter of 2016 increased compared to the prior quarter. This increase in net income was due to an increase in mortgage origination fees and net interest income, partly offset by higher mortgage commission expense and volume-related other operating expenses. The increase in mortgage origination fees was driven by higher origination volumes in the third quarter of 2016, as a result of the favorable interest rate environment, and higher gains on sale margins.

Net income from our Mortgage Banking Segment for the nine months ended September 30, 2016 increased compared to the nine months ended September 30, 2015. This increase in net income was due to an increase in mortgage origination and servicing fees, partly offset by higher salaries expense due to annual pay increases and new hires and higher bonus expense.

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

	3Q16	2Q16	1Q16	4Q15	3Q15
Origination volume:	$1,976,377	$1,709,044	$1,328,804	$1,437,057	$1,880,960
Refinance	48%	42%	49%	42%	34%
Purchase	52	58	51	58	66
Origination volume by channel:
Retail	22%	23%	19%	18%	18%
Third party	78	77	81	82	82
Mortgage servicing book (unpaid principal balance of loans serviced for others) at period end (1)	$18,477,648	$17,739,626	$16,911,325	$16,218,613	$15,582,911
Mortgage servicing rights, recorded at fair value, at period end	154,730	134,969	145,800	168,162	148,097
Notional value of rate lock commitments, at period end	1,201,100	981,000	823,000	622,906	800,162

(1) 3Q15 does not include the unpaid principal balance of serviced loans sold in July 2015 that continued to be sub-serviced through October 2015.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	9/30/2016		6/30/2016		3/31/2016		12/31/2015		9/30/2015
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related credits:
Commercial	$4,385,812	35%	$3,561,500	35%	$3,509,604	36%	$3,616,286	37%	$3,440,632	37%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,873,380	15	1,794,465	18	1,774,104	18	1,779,072	18	1,693,540	18
Commercial real estate	3,794,801	30	2,827,720	28	2,831,814	28	2,695,676	27	2,580,009	27
Construction real estate	451,023	4	357,807	3	310,278	3	252,060	3	255,620	3
Total commercial-related credits	10,505,016	84	8,541,492	84	8,425,800	85	8,343,094	85	7,969,801	85
Other loans:
Residential real estate	998,827	8	753,707	7	677,791	7	628,169	6	607,171	6
Indirect vehicle	522,271	4	491,480	5	432,915	4	384,095	4	345,731	4
Home equity	275,288	2	198,622	2	207,079	2	216,573	2	223,173	2
Consumer	77,956	1	75,775	1	77,318	1	80,661	1	87,612	1
Total other loans	1,874,342	15	1,519,584	15	1,395,103	14	1,309,498	13	1,263,687	13
Total loans, excluding purchased credit-impaired loans	12,379,358	99	10,061,076	99	9,820,903	99	9,652,592	98	9,233,488	98
Purchased credit-impaired loans	161,338	1	136,811	1	140,445	1	141,406	2	155,693	2
Total loans	$12,540,696	100%	$10,197,887	100%	$9,961,348	100%	$9,793,998	100%	$9,389,181	100%
Change from prior quarter	+23.0%		+2.4%		+1.7%		+4.3%		+3.2%

Our loan balances, excluding purchased credit-impaired loans, increased $2.3 billion (+23.0%) during the third quarter of 2016 primarily due to the loans acquired from the American Chartered merger as well as growth in our legacy commercial-related credits. Legacy loan balances, excluding purchased credit-impaired loans, increased $433.8 million (+4.3%, or +17.2% annualized) during the third quarter of 2016.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	3Q16		2Q16		1Q16		4Q15		3Q15
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related credits:
Commercial	$3,850,588	35%	$3,522,641	35%	$3,531,441	36%	$3,492,161	37%	$3,372,279	37%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,825,505	16	1,777,763	18	1,754,558	18	1,708,404	18	1,674,939	18
Commercial real estate	3,183,131	29	2,821,516	28	2,734,148	28	2,627,004	28	2,568,539	28
Construction real estate	397,480	4	351,079	3	276,797	3	274,188	2	210,506	2
Total commercial-related credits	9,256,704	84	8,472,999	84	8,296,944	85	8,101,757	85	7,826,263	85
Other loans:
Residential real estate	862,393	7	710,384	7	640,231	7	612,275	6	566,115	6
Indirect vehicle	507,772	5	462,053	5	404,473	4	365,744	4	325,323	4
Home equity	231,399	2	202,228	2	210,678	2	219,440	2	226,365	2
Consumer	77,451	1	78,108	1	80,569	1	83,869	1	85,044	1
Total other loans	1,679,015	15	1,452,773	15	1,335,951	14	1,281,328	13	1,202,847	13
Total loans, excluding purchased credit-impaired loans	10,935,719	99	9,925,772	99	9,632,895	99	9,383,085	98	9,029,110	98
Purchased credit-impaired loans	135,548	1	136,415	1	139,451	1	154,562	2	156,309	2
Total loans	$11,071,267	100%	$10,062,187	100%	$9,772,346	100%	$9,537,647	100%	$9,185,419	100%
Change from prior quarter	+10.0%		+3.0%		+2.5%		+3.8%		+2.4%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Non-performing loans:
Non-accrual loans (1)	$52,135	$67,544	$93,602	$98,065	$92,302
Loans 90 days or more past due, still accruing interest	1,774	7,190	1,112	6,596	4,275
Total non-performing loans	53,909	74,734	94,714	104,661	96,577
Other real estate owned	33,105	27,663	28,309	31,553	29,587
Repossessed assets	453	459	187	81	216
Total non-performing assets	$87,467	$102,856	$123,210	$136,295	$126,380
Potential problem loans (2)	$111,594	$99,782	$110,193	$139,941	$122,966
Purchased credit-impaired loans	$161,338	$136,811	$140,445	$141,406	$155,693
Total non-performing, potential problem and purchased credit-impaired loans	$326,841	$311,327	$345,352	$386,008	$375,236

Total allowance for loan and lease losses	$139,528	$135,614	$134,493	$128,140	$124,626
Accruing restructured loans (3)	28,582	26,715	27,269	26,991	20,120
Total non-performing loans to total loans	0.43%	0.73%	0.95%	1.07%	1.03%
Total non-performing assets to total assets	0.45	0.64	0.79	0.87	0.85
Allowance for loan and lease losses to non-performing loans	258.82	181.46	142.00	122.43	129.04

(1)
Includes $23.4 million, $28.9 million, $24.0 million, $23.6 million and $21.4 million of restructured loans on non-accrual status at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Commercial and lease	$14,898	$29,509	$28,590	$37,076	$34,465
Commercial real estate	4,655	7,163	27,786	29,073	25,437
Consumer-related	34,356	38,062	38,338	38,512	36,675
Total non-performing loans	$53,909	$74,734	$94,714	$104,661	$96,577

Non-performing commercial and lease loans decreased at September 30, 2016 compared to June 30, 2016 as a result of problem loans repaid during the quarter.

The following table represents a summary of other real estate owned (excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (in thousands):

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Balance at the beginning of quarter	$27,663	$28,309	$31,553	$29,587	$28,517
Transfers in at fair value less estimated costs to sell	929	1,367	1,270	5,964	2,402
Acquired from business combination	4,148	—	—	—	—
Capitalized other real estate owned costs	96	—	—	—	—
Fair value adjustments	865	70	45	(721)	(565)
Net gains on sales of other real estate owned	25	227	592	977	45
Cash received upon disposition	(621)	(2,310)	(5,151)	(4,254)	(812)
Balance at the end of quarter	$33,105	$27,663	$28,309	$31,553	$29,587

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Allowance for credit losses, balance at the beginning of period	$138,333	$137,732	$131,508	$128,038	$124,130	$131,508	$114,057
Provision for credit losses	6,549	2,829	7,563	6,758	5,358	16,941	14,628
Charge-offs:
Commercial loans	1,341	72	713	710	1,657	2,126	2,283
Commercial loans collateralized by assignment of lease payments (lease loans)	367	2,347	574	685	1,980	3,288	2,080
Commercial real estate	529	1,720	352	1,251	170	2,601	2,312
Construction real estate	7	144	—	23	5	151	11
Residential real estate	290	476	368	261	292	1,134	1,189
Home equity	376	619	238	407	358	1,233	1,078
Indirect vehicle	838	651	931	898	581	2,420	2,082
Consumer loans	409	395	412	550	467	1,216	1,391
Total charge-offs	4,157	6,424	3,588	4,785	5,510	14,169	12,426
Recoveries:
Commercial loans	665	952	380	235	456	1,997	1,514
Commercial loans collateralized by assignment of lease payments (lease loans)	3	467	50	12	11	520	1,100
Commercial real estate	324	1,843	594	385	2,402	2,761	6,338
Construction real estate	50	17	27	19	216	94	253
Residential real estate	45	82	24	98	337	151	417
Home equity	65	193	318	132	186	576	447
Indirect vehicle	436	501	463	499	334	1,400	1,354
Consumer loans	86	141	393	117	118	620	356
Total recoveries	1,674	4,196	2,249	1,497	4,060	8,119	11,779
Total net charge-offs	2,483	2,228	1,339	3,288	1,450	6,050	647
Allowance for credit losses	142,399	138,333	137,732	131,508	128,038	142,399	128,038
Allowance for unfunded credit commitments	(2,871)	(2,719)	(3,239)	(3,368)	(3,412)	(2,871)	(3,412)
Allowance for loan and lease losses	$139,528	$135,614	$134,493	$128,140	$124,626	$139,528	$124,626
Total loans, excluding loans held for sale	$12,540,696	$10,197,887	$9,961,348	$9,793,998	$9,389,181	$12,540,696	$9,389,181
Average loans, excluding loans held for sale	11,071,267	10,062,187	9,772,346	9,537,647	9,185,419	10,304,741	9,015,726
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.11%	1.33%	1.35%	1.31%	1.33%	1.11%	1.33%
Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.09	0.09	0.06	0.14	0.06	0.08	0.01

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (in thousands):

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Commercial related loans:
General reserve	$112,653	$108,972	$98,001	$94,164	$93,903
Specific reserve	9,698	12,205	20,995	16,173	13,683
Consumer related reserve	17,177	14,437	15,497	17,803	17,040
Total allowance for loan and lease losses	$139,528	$135,614	$134,493	$128,140	$124,626

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date without a carryover of the related allowance for loan and lease losses. These acquired loans are segregated into three types: pass rated loans with no discount attributable to credit quality, non-impaired loans with a discount attributable at least in part to credit quality and impaired loans with evidence of significant credit deterioration.

•
Pass rated loans (typically performing loans) are accounted for in accordance with ASC 310-20 "Nonrefundable Fees and Other Costs" as these loans do not have evidence of credit deterioration since origination.

•	Non-impaired loans (typically performing substandard loans) are accounted for in accordance with ASC 310-30 if they display at least some level of credit deterioration since origination.

•	Impaired loans (typically substandard loans on non-accrual status) are accounted for in accordance with ASC 310-30 as they display significant credit deterioration since origination.

For pass rated loans (non-purchased credit-impaired loans), the difference between the estimated fair value of the loans (computed on a loan by loan basis) and the principal outstanding is accreted over the remaining life of the loans.

In accordance with ASC 310-30, for both purchased non-impaired loans and purchased credit-impaired loans ("PCI loans"), the difference between contractually required payments at acquisition and the cash flows expected to be collected is referred to as the non-accretable difference. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Changes in the purchase accounting discount for loans acquired in the bank mergers were as follows for the three months ended September 30, 2016 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$9,435	$12,677	$24,428	$46,540
Purchases	4,293	805	29,042	34,140
Charge-offs	(110)	—	—	(110)
Accretion	—	(2,046)	(4,114)	(6,160)
Transfer	(2,488)	2,488	—	—
Balance at end of period	$11,130	$13,924	$49,356	$74,410

Changes in the purchase accounting discount for loans acquired in the bank mergers were as follows for the three months ended June 30, 2016 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$10,954	$13,479	$29,818	$54,251
Charge-offs	(9)	—	—	(9)
Accretion	—	(2,312)	(5,390)	(7,702)
Transfer	(1,510)	1,510	—	—
Balance at end of period	$9,435	$12,677	$24,428	$46,540

The $2.5 million and $1.5 million purchase accounting discount transfer from non-accretable discount on purchased credit-impaired loans to accretable discount for the three months ended September 30, 2016 and June 30, 2016, respectively, was due to better than expected cash flows on several pools of purchased credit-impaired loans.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$53,992	$54,457	$64,762	$64,611	$65,461
States and political subdivisions	410,737	400,948	398,024	396,367	399,274
Mortgage-backed securities	1,173,306	785,367	834,559	893,656	847,426
Corporate bonds	210,193	225,525	224,530	219,628	228,251
Equity securities	11,128	11,098	10,969	10,761	10,826
Total fair value	$1,859,356	$1,477,395	$1,532,844	$1,585,023	$1,551,238

Amortized cost
Government sponsored agencies and enterprises	$53,480	$53,674	$63,600	$63,805	$64,008
States and political subdivisions	383,041	369,816	371,006	373,285	379,015
Mortgage-backed securities	1,160,772	769,109	820,825	888,325	834,791
Corporate bonds	208,940	224,730	225,657	222,784	228,711
Equity securities	10,932	10,872	10,814	10,757	10,701
Total amortized cost	$1,817,165	$1,428,201	$1,491,902	$1,558,956	$1,517,226

Unrealized gain, net
Government sponsored agencies and enterprises	$512	$783	$1,162	$806	$1,453
States and political subdivisions	27,696	31,132	27,018	23,082	20,259
Mortgage-backed securities	12,534	16,258	13,734	5,331	12,635
Corporate bonds	1,253	795	(1,127)	(3,156)	(460)
Equity securities	196	226	155	4	125
Total unrealized gain, net	$42,191	$49,194	$40,942	$26,067	$34,012

Securities held to maturity, at amortized cost:
States and political subdivisions	$939,491	$960,784	$986,340	$1,016,519	$1,002,963
Mortgage-backed securities	175,771	190,631	205,570	214,291	221,889
Total amortized cost	$1,115,262	$1,151,415	$1,191,910	$1,230,810	$1,224,852

Our total investment securities, excluding FHLB and FRB stock, increased by $345.8 million to $3.0 billion at September 30, 2016 compared to $2.6 billion at June 30, 2016 primarily due to securities acquired through the American Chartered merger classified as available for sale.

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	9/30/2016		6/30/2016		3/31/2016		12/31/2015		9/30/2015
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$6,410,334	45%	$4,775,364	42%	$4,667,410	40%	$4,627,184	40%	$4,434,067	39%
Money market, NOW and interest bearing deposits	4,660,407	33	3,771,111	33	4,048,054	35	4,144,633	36	4,129,414	37
Savings deposits	1,147,900	8	1,021,845	9	991,300	9	974,555	8	953,746	8
Total low cost deposits	12,218,641	86	9,568,320	84	9,706,764	84	9,746,372	84	9,517,227	84
Certificates of deposit:
Certificates of deposit	1,298,186	9	1,220,562	11	1,255,457	11	1,244,292	11	1,279,842	12
Brokered certificates of deposit	762,439	5	647,214	5	571,605	5	514,551	5	457,509	4
Total certificates of deposit	2,060,625	14	1,867,776	16	1,827,062	16	1,758,843	16	1,737,351	16
Total deposits	$14,279,266	100%	$11,436,096	100%	$11,533,826	100%	$11,505,215	100%	$11,254,578	100%
Change from prior quarter	+24.9%		-0.8%		+0.2%		+2.2%		+3.6%

Total low cost deposits increased $2.7 billion (+27.7%) to $12.2 billion at September 30, 2016 compared to June 30, 2016 and represented 86% of total deposits at quarter-end primarily due to the deposits assumed in the American Chartered merger as well as strong growth in our legacy non-interest bearing deposits. Non-interest bearing deposits grew by $1.6 billion (+34.2%) during the third quarter of 2016 and comprised 45% of total deposits at quarter-end. Period end legacy low cost deposits increased $414.2 million (+4.3%, or 17.2% annualized).

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	3Q16		2Q16		1Q16		4Q15		3Q15
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$5,524,043	43%	$4,806,692	42%	$4,606,008	40%	$4,617,076	40%	$4,428,065	39%
Money market, NOW and interest bearing deposits	4,161,913	33	3,836,134	33	4,109,150	36	4,214,099	37	4,119,625	36
Savings deposits	1,080,609	8	1,006,902	9	984,019	9	959,049	8	965,060	9
Total low cost deposits	10,766,565	84	9,649,728	84	9,699,177	85	9,790,224	85	9,512,750	84
Certificates of deposit:
Certificates of deposit	1,257,959	10	1,237,198	11	1,237,971	11	1,245,947	11	1,304,516	12
Brokered certificates of deposit	702,030	6	598,702	5	534,910	4	492,839	4	427,649	4
Total certificates of deposit	1,959,989	16	1,835,900	16	1,772,881	15	1,738,786	15	1,732,165	16
Total deposits	$12,726,554	100%	$11,485,628	100%	$11,472,058	100%	$11,529,010	100%	$11,244,915	100%
Change from prior quarter	+10.8%		+0.1%		-0.5%		+2.5%		+3.2%

Average total low cost deposits increased $1.1 billion (+11.6%) to $10.8 billion during the third quarter of 2016 compared to last quarter and represented 84% of average total deposits for the quarter due to the deposits assumed in the American Chartered merger as well as strong growth in our legacy non-interest bearing deposits. Average non-interest bearing deposits grew by $717.4 million (+14.92%) during the third quarter of 2016 and comprised 43% of average total deposits during the third quarter of 2016. Average legacy low cost deposits increased approximately $220 million (+2.3%, 9.1% annualized) during the quarter.

CAPITAL

Tangible book value per common share was $16.88 at September 30, 2016 compared to $17.48 at June 30, 2016 and $16.43 at September 30, 2015.

Our regulatory capital ratios remain strong. The Bank was categorized as “well capitalized” at September 30, 2016 under the Prompt Corrective Action (“PCA”) provisions. The Bank would be categorized as "well capitalized" under the fully phased in rules under the Basel III regulatory capital reform.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of its direct finance, leveraged and operating leases; (11) the ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(In thousands)

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
ASSETS
Cash and due from banks	$351,009	$303,037	$271,732	$307,869	$234,220
Interest earning deposits with banks	125,250	123,086	113,785	73,572	66,025
Total cash and cash equivalents	476,259	426,123	385,517	381,441	300,245
Investment securities:
Securities available for sale, at fair value	1,859,356	1,477,395	1,532,844	1,585,023	1,551,238
Securities held to maturity, at amortized cost	1,115,262	1,151,415	1,191,910	1,230,810	1,224,852
Non-marketable securities - FHLB and FRB Stock	146,209	130,232	121,750	114,233	91,400
Total investment securities	3,120,827	2,759,042	2,846,504	2,930,066	2,867,490
Loans held for sale	899,412	843,379	632,196	744,727	676,020
Loans:
Total loans, excluding purchased credit-impaired loans	12,379,358	10,061,076	9,820,903	9,652,592	9,233,488
Purchased credit-impaired loans	161,338	136,811	140,445	141,406	155,693
Total loans	12,540,696	10,197,887	9,961,348	9,793,998	9,389,181
Less: Allowance for loan and lease losses	139,528	135,614	134,493	128,140	124,626
Net loans	12,401,168	10,062,273	9,826,855	9,665,858	9,264,555
Lease investments, net	277,647	233,320	216,046	211,687	184,223
Premises and equipment, net	283,112	243,319	238,578	236,013	234,115
Cash surrender value of life insurance	199,628	138,657	137,807	136,953	136,089
Goodwill	993,799	725,039	725,068	725,070	711,521
Other intangibles	65,395	41,569	43,186	44,812	37,520
Mortgage servicing rights, at fair value	154,730	134,969	145,800	168,162	148,097
Other real estate owned, net	33,105	27,663	28,309	31,553	29,587
Other real estate owned related to FDIC transactions	5,177	8,356	10,397	10,717	13,825
Other assets	431,623	352,081	339,390	297,948	346,814
Total assets	$19,341,882	$15,995,790	$15,575,653	$15,585,007	$14,950,101
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$6,410,334	$4,775,364	$4,667,410	$4,627,184	$4,434,067
Interest bearing	7,868,932	6,660,732	6,866,416	6,878,031	6,820,511
Total deposits	14,279,266	11,436,096	11,533,826	11,505,215	11,254,578
Short-term borrowings	1,496,319	1,246,994	884,101	1,005,737	940,529
Long-term borrowings	311,645	518,545	439,615	400,274	95,175
Junior subordinated notes issued to capital trusts	209,159	185,925	185,820	186,164	186,068
Accrued expenses and other liabilities	482,085	451,695	409,406	400,333	410,523
Total liabilities	16,778,474	13,839,255	13,452,768	13,497,723	12,886,873
Stockholders' Equity
Preferred stock	116,507	115,280	115,280	115,280	115,280
Common stock	855	757	756	756	756
Additional paid-in capital	1,674,341	1,288,777	1,284,438	1,280,870	1,277,348
Retained earnings	809,769	783,468	756,272	731,812	702,789
Accumulated other comprehensive income	23,763	28,731	24,687	15,777	20,968
Treasury stock	(62,084)	(60,732)	(59,863)	(58,504)	(55,258)
Controlling interest stockholders' equity	2,563,151	2,156,281	2,121,570	2,085,991	2,061,883
Noncontrolling interest	257	254	1,315	1,293	1,345
Total stockholders' equity	2,563,408	2,156,535	2,122,885	2,087,284	2,063,228
Total liabilities and stockholders' equity	$19,341,882	$15,995,790	$15,575,653	$15,585,007	$14,950,101

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Nine Months Ended
						September 30,
(Dollars in thousands, except per share data)	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Interest income:
Loans:
Taxable	$118,675	$110,231	$104,923	$106,137	$100,573	$333,829	$298,187
Nontaxable	2,846	2,741	2,586	2,602	2,283	8,173	6,716
Investment securities:
Taxable	8,844	7,799	9,566	9,708	9,655	26,209	29,591
Nontaxable	10,382	10,644	10,776	10,969	10,752	31,802	30,005
Federal funds sold	—	—	—	1	—	—	—
Other interest earning accounts	164	125	141	110	89	430	208
Total interest income	140,911	131,540	127,992	129,527	123,352	400,443	364,707
Interest expense:
Deposits	6,681	5,952	5,622	5,357	5,102	18,255	14,301
Short-term borrowings	1,092	910	721	385	395	2,723	1,027
Long-term borrowings and junior subordinated notes	2,367	2,076	2,345	2,016	1,886	6,788	5,542
Total interest expense	10,140	8,938	8,688	7,758	7,383	27,766	20,870
Net interest income	130,771	122,602	119,304	121,769	115,969	372,677	343,837
Provision for credit losses	6,549	2,829	7,563	6,758	5,358	16,941	14,628
Net interest income after provision for credit losses	124,222	119,773	111,741	115,011	110,611	355,736	329,209
Non-interest income:
Mortgage banking revenue	49,095	39,615	27,482	26,542	30,692	116,192	90,884
Lease financing revenue, net	18,864	15,708	19,046	15,937	20,000	53,618	60,644
Commercial deposit and treasury management fees	12,957	11,548	11,878	11,711	11,472	36,383	33,572
Trust and asset management fees	8,244	8,236	7,950	6,077	6,002	24,430	17,468
Card fees	4,161	4,045	3,525	3,651	3,335	11,731	11,671
Capital markets and international banking service fees	3,313	2,771	3,227	2,355	2,357	9,311	5,793
Consumer and other deposit service fees	3,559	3,161	3,025	3,440	3,499	9,745	9,842
Brokerage fees	1,294	1,315	1,158	1,252	1,281	3,767	4,502
Loan service fees	1,792	1,961	1,752	1,890	1,531	5,505	4,369
Increase in cash surrender value of life insurance	1,055	850	854	864	852	2,759	2,527
Net gain (loss) on investment securities	—	269	—	(3)	371	269	(173)
Net gain (loss) on sale of assets	5	(2)	(48)	—	1	(45)	(2)
Other operating income	4,048	2,523	1,844	1,909	858	8,415	5,371
Total non-interest income	108,387	92,000	81,693	75,625	82,251	282,080	246,468
Non-interest expense:
Salaries and employee benefits expense	111,478	95,004	85,591	84,709	87,891	292,073	258,822
Occupancy and equipment expense	14,766	13,415	13,260	12,935	12,458	41,441	37,575
Computer services and telecommunication expense	12,836	9,777	9,055	8,445	8,567	31,668	26,008
Advertising and marketing expense	3,084	2,964	2,878	2,551	2,578	8,926	7,521
Professional and legal expense	4,460	3,321	2,589	4,169	1,801	10,370	6,884
Other intangible amortization expense	1,674	1,617	1,626	1,546	1,542	4,917	4,569
Branch exit and facilities impairment charges	(2,908)	155	44	616	70	(2,709)	7,899
Net (gain) loss recognized on other real estate owned and other expense	(721)	258	(346)	(729)	577	(809)	2,197
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Other operating expenses	25,716	21,395	21,103	12,989	18,782	68,214	55,363
Total non-interest expense	170,385	147,906	135,800	127,231	134,266	454,091	406,923
Income before income taxes	62,224	63,867	57,634	63,405	58,596	183,725	168,754
Income tax expense	17,805	20,455	18,520	19,798	18,318	56,780	53,413
Net income	44,419	43,412	39,114	43,607	40,278	126,945	115,341
Dividends on preferred shares	2,004	2,000	2,000	2,000	2,000	6,004	6,000
Net income available to common stockholders	$42,415	$41,412	$37,114	$41,607	$38,278	$120,941	$109,341

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Common share data:
Basic earnings per common share	$0.55	$0.56	$0.51	$0.57	$0.52	$1.62	$1.47
Diluted earnings per common share	0.54	0.56	0.50	0.56	0.51	1.60	1.45
Weighted average common shares outstanding for basic earnings per common share	77,506,885	73,475,258	73,330,731	73,296,602	74,297,281	74,780,943	74,478,164
Weighted average common shares outstanding for diluted earnings per common share	78,683,170	74,180,374	73,966,935	73,953,165	75,029,827	75,727,580	75,154,585
Common shares outstanding (at end of period)	83,555,257	73,740,348	73,639,487	73,678,329	73,776,196	83,555,257	73,776,196

Selected Financial Data:
						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Performance Ratios:
Annualized return on average assets	1.02%	1.11%	1.02%	1.13%	1.06%	1.05%	1.05%
Annualized operating return on average assets (1)	1.20	1.15	1.09	1.06	1.06	1.15	1.10
Annualized return on average common equity	7.67	8.27	7.52	8.48	7.75	7.81	7.52
Annualized operating return on average common equity (1)	9.02	8.56	8.08	7.86	7.75	8.57	7.94
Annualized cash return on average tangible common equity (2)	12.99	13.53	12.47	13.97	12.74	13.00	12.43
Annualized cash operating return on average tangible common equity (3)	15.23	13.99	13.37	12.97	12.74	14.23	13.10
Net interest rate spread	3.50	3.64	3.63	3.72	3.60	3.59	3.70
Cost of funds (4)	0.28	0.27	0.27	0.24	0.23	0.27	0.23
Efficiency ratio (5)	62.69	65.32	63.49	63.95	65.35	63.80	64.97
Annualized net non-interest expense to average assets (6)	1.06	1.35	1.31	1.44	1.36	1.23	1.36
Core non-interest income to revenues (7)	43.98	41.40	39.38	36.91	40.35	41.72	40.60
Net interest margin	3.49	3.60	3.57	3.64	3.52	3.55	3.62
Tax equivalent effect	0.19	0.21	0.22	0.22	0.21	0.21	0.21
Net interest margin - fully tax equivalent basis (8)	3.68	3.81	3.79	3.86	3.73	3.76	3.83
Loans to deposits	87.82	89.17	86.37	85.13	83.43	87.82	83.43
Asset Quality Ratios:
Non-performing loans (9) to total loans	0.43%	0.73%	0.95%	1.07%	1.03%	0.43%	1.03%
Non-performing assets (9) to total assets	0.45	0.64	0.79	0.87	0.85	0.45	0.85
Allowance for loan and lease losses to non-performing loans (9)	258.82	181.46	142.00	122.43	129.04	258.82	129.04
Allowance for loan and lease losses to total loans	1.11	1.33	1.35	1.31	1.33	1.11	1.33
Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.09	0.09	0.06	0.14	0.06	0.08	0.01
Capital Ratios:
Tangible equity to tangible assets (10)	8.34%	9.21%	9.24%	8.99%	9.34%	8.34%	9.34%
Tangible common equity to tangible assets (11)	7.71	8.46	8.46	8.21	8.53	7.71	8.53
Tangible common equity to risk weighted assets (12)	8.82	9.75	9.54	9.34	9.69	8.82	9.69
Total capital (to risk-weighted assets) (13)	11.65	12.81	12.65	12.54	12.94	11.65	12.94
Tier 1 capital (to risk-weighted assets) (13)	9.39	11.77	11.60	11.54	11.92	9.39	11.92
Common equity tier 1 capital (to risk-weighted assets) (13)	8.70	9.52	9.33	9.27	9.56	8.70	9.56
Tier 1 capital (to average assets) (13)	9.29	10.41	10.38	10.40	10.43	9.29	10.43
Per Share Data:
Book value per common share (14)	$29.28	$27.68	$27.26	$26.77	$26.40	$29.28	$26.40
Less: goodwill and other intangible assets, net of tax benefit, per common share	12.40	10.20	10.22	10.24	9.97	12.40	9.97
Tangible book value per common share (15)	$16.88	$17.48	$17.04	$16.53	$16.43	$16.88	$16.43
Cash dividends per common share	$0.19	$0.19	$0.17	$0.17	$0.17	$0.55	$0.48

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(5)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(7)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(8)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(9)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(10)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(11)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(13)	Current quarter ratios are estimated.

(14)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(15)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank mergers loans, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and prepayment fees on interest bearing liabilities, branch exit and facilities impairment charges, merger related and repositioning expenses, increase (decrease) in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, branch exit and facilities impairment charges, merger related and repositioning expenses, increase (decrease) in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Third Quarter Results.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Stockholders' equity - as reported	$2,563,408	$2,156,535	$2,122,885	$2,087,284	$2,063,228
Less: goodwill	993,799	725,039	725,068	725,070	711,521
Less: other intangible assets, net of tax benefit	42,507	27,020	28,071	29,128	24,388
Tangible equity	$1,527,102	$1,404,476	$1,369,746	$1,333,086	$1,327,319

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Total assets - as reported	$19,341,882	$15,995,790	$15,575,653	$15,585,007	$14,950,101
Less: goodwill	993,799	725,039	725,068	725,070	711,521
Less: other intangible assets, net of tax benefit	42,507	27,020	28,071	29,128	24,388
Tangible assets	$18,305,576	$15,243,731	$14,822,514	$14,830,809	$14,214,192

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Common stockholders' equity - as reported	$2,446,901	$2,041,255	$2,007,605	$1,972,004	$1,947,948
Less: goodwill	993,799	725,039	725,068	725,070	711,521
Less: other intangible assets, net of tax benefit	42,507	27,020	28,071	29,128	24,388
Tangible common equity	$1,410,595	$1,289,196	$1,254,466	$1,217,806	$1,212,039

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Average common stockholders' equity - as reported	$2,201,095	$2,014,822	$1,984,379	$1,945,772	$1,958,947	$2,067,257	$1,942,911
Less: average goodwill	835,894	725,011	725,070	711,669	711,521	762,262	711,521
Less: average other intangible assets, net of tax benefit	32,744	27,437	28,511	23,826	23,900	29,576	23,715
Average tangible common equity	$1,332,457	$1,262,374	$1,230,798	$1,210,277	$1,223,526	$1,275,419	$1,207,675

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Net income available to common stockholders - as reported	$42,415	$41,412	$37,114	$41,607	$38,278	$120,941	$109,341
Add: other intangible amortization expense, net of tax benefit	1,088	1,051	1,057	1,005	1,002	3,196	2,970
Net cash flow available to common stockholders	$43,503	$42,463	$38,171	$42,612	$39,280	$124,137	$112,311

The following table presents a reconciliation of net income to operating earnings (in thousands):

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Net income - as reported	$44,419	$43,412	$39,114	$43,607	$40,278	$126,945	$115,341
Less non-core items:
Net gain (loss) on investment securities	—	269	—	(3)	371	269	(173)
Net (loss) gain on sale of other assets	5	(2)	(48)	—	1	(45)	(2)
Increase (decrease) in market value of assets held in trust for deferred compensation - other operating income	711	480	8	565	(872)	1,199	(559)
Merger related and repositioning expenses	(11,368)	(2,566)	(3,287)	4,186	(389)	(17,221)	(9,622)
Branch exit and facilities impairment charges	—	(155)	—	—	—	(155)	(70)
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	(85)
Contribution to MB Financial Charitable Foundation	(4,000)	—	—	—	—	(4,000)	—
Increase (decrease) in market value of assets held in trust for deferred compensation - other operating expense	(711)	(480)	(8)	(565)	872	(1,199)	559
Total non-core items	(15,363)	(2,454)	(3,335)	4,183	(17)	(21,152)	(9,952)
Income tax expense on non-core items	(6,074)	(1,003)	(577)	1,140	(6)	(7,654)	(3,949)
Income tax benefit resulting from adoption of new stock-based compensation guidance	(1,793)	—	—	—	—	(1,793)	—
Non-core items, net of tax	(7,496)	(1,451)	(2,758)	3,043	(11)	(11,705)	(6,003)
Operating earnings	51,915	44,863	41,872	40,564	40,289	138,650	121,344
Dividends on preferred shares	2,004	2,000	2,000	2,000	2,000	6,004	6,000
Operating earnings available to common stockholders	$49,911	$42,863	$39,872	$38,564	$38,289	$132,646	$115,344
Diluted operating earnings per common share	$0.63	$0.58	$0.54	$0.52	$0.51	$1.75	$1.53
Weighted average common shares outstanding for diluted operating earnings per common share	78,683,170	74,180,374	73,966,935	73,953,165	75,029,827	75,727,580	75,154,585

Efficiency Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Non-interest expense	$170,385	$147,906	$135,800	$127,231	$134,266	$454,091	$406,923
Less merger related and repositioning expenses	11,368	2,566	3,287	(4,186)	389	17,221	9,622
Less prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Less branch exit and facilities impairment charges	—	155	—	—	—	155	70
Less contribution to MB Financial Charitable Foundation	4,000	—	—	—	—	4,000	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	711	480	8	565	(872)	1,199	(559)
Non-interest expense - as adjusted	$154,306	$144,705	$132,505	$130,852	$134,749	$431,516	$397,705

Net interest income	$130,771	$122,602	$119,304	$121,769	$115,969	$372,677	$343,837
Tax equivalent adjustment	7,122	7,208	7,195	7,307	7,019	21,525	19,773
Net interest income on a fully tax equivalent basis	137,893	129,810	126,499	129,076	122,988	394,202	363,610
Plus non-interest income	108,387	92,000	81,693	75,625	82,251	282,080	246,468
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	568	458	460	465	459	1,486	1,361
Less net gain (loss) on investment securities	—	269	—	(3)	371	269	(173)
Less net gain (loss) on sale of assets	5	(2)	(48)	—	1	(45)	(2)
Less increase (decrease) in market value of assets held in trust for deferred compensation	711	480	8	565	(872)	1,199	(559)
Net interest income plus non-interest income - as adjusted	$246,132	$221,521	$208,692	$204,604	$206,198	$676,345	$612,173
Efficiency ratio	62.69%	65.32%	63.49%	63.95%	65.35%	63.80%	64.97%
Efficiency ratio (without adjustments)	71.24%	68.92%	67.56%	64.46%	67.74%	69.35%	68.93%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Non-interest expense	$170,385	$147,906	$135,800	$127,231	$134,266	$454,091	$406,923
Less merger related and repositioning expenses	11,368	2,566	3,287	(4,186)	389	17,221	9,622
Less prepayment fees on interest bearing liabilities	—	—	—	—	—	—	85
Less branch exit and facilities impairment charges	—	155	—	—	—	155	70
Less contribution to MB Financial Charitable Foundation	4,000	—	—	—	—	4,000	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	711	480	8	565	(872)	1,199	(559)
Non-interest expense - as adjusted	154,306	144,705	132,505	130,852	134,749	431,516	397,705

Non-interest income	108,387	92,000	81,693	75,625	82,251	282,080	246,468
Less net gain (loss) on investment securities	—	269	—	(3)	371	269	(173)
Less net gain (loss) on sale of assets	5	(2)	(48)	—	1	(45)	(2)
Less increase (decrease) in market value of assets held in trust for deferred compensation	711	480	8	565	(872)	1,199	(559)
Non-interest income - as adjusted	107,671	91,253	81,733	75,063	82,751	280,657	247,202
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	568	458	460	465	459	1,486	1,361
Net non-interest expense	$46,067	$52,994	$50,312	$55,324	$51,539	$149,373	$149,142
Average assets	$17,248,431	$15,740,658	$15,487,565	$15,244,633	$15,059,429	$16,162,861	$14,687,441
Annualized net non-interest expense to average assets	1.06%	1.35%	1.31%	1.44%	1.36%	1.23%	1.36%
Annualized net non-interest expense to average assets (without adjustments)	1.43%	1.43%	1.41%	1.34%	1.37%	1.42%	1.46%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q16	2Q16	1Q16	4Q15	3Q15	2016	2015
Non-interest income	$108,387	$92,000	$81,693	$75,625	$82,251	$282,080	$246,468
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	568	458	460	465	459	1,486	1,361
Less net gain (loss) on investment securities	—	269	—	(3)	371	269	(173)
Less net gain (loss) on sale of assets	5	(2)	(48)	—	1	(45)	(2)
Less increase (decrease) in market value of assets held in trust for deferred compensation	711	480	8	565	(872)	1,199	(559)
Non-interest income - as adjusted	$108,239	$91,711	$82,193	$75,528	$83,210	$282,143	$248,563

Net interest income	$130,771	$122,602	$119,304	$121,769	$115,969	$372,677	$343,837
Tax equivalent adjustment	7,122	7,208	7,195	7,307	7,019	21,525	19,773
Net interest income on a fully tax equivalent basis	137,893	129,810	126,499	129,076	122,988	394,202	363,610
Plus non-interest income	108,387	92,000	81,693	75,625	82,251	282,080	246,468
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	568	458	460	465	459	1,486	1,361
Less net gain (loss) on investment securities	—	269	—	(3)	371	269	(173)
Less net gain (loss) on sale of assets	5	(2)	(48)	—	1	(45)	(2)
Less increase (decrease) in market value of assets held in trust for deferred compensation	711	480	8	565	(872)	1,199	(559)
Total revenue - as adjusted and on a fully tax equivalent basis	$246,132	$221,521	$208,692	$204,604	$206,198	$676,345	$612,173

Total revenue - unadjusted	$239,158	$214,602	$200,997	$197,394	$198,220	$654,757	$590,305

Core non-interest income to revenues ratio	43.98%	41.40%	39.38%	36.91%	40.35%	41.72%	40.60%
Non-interest income to revenues ratio (without adjustments)	45.32%	42.87%	40.64%	38.31%	41.49%	43.08%	41.75%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	3Q16			2Q16			3Q15
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$835,953	$7,074	3.38%	$727,631	$6,311	3.47%	$841,663	$7,904	3.76%
Loans (1) (2) (3):
Commercial-related credits:
Commercial	3,850,588	41,095	4.18	3,522,641	39,002	4.38	3,372,279	34,481	4.00
Commercial loans collateralized by assignment of lease payments (lease loans)	1,825,505	16,876	3.70	1,777,763	16,647	3.75	1,674,939	15,647	3.74
Real estate commercial	3,183,131	33,253	4.09	2,821,516	29,948	4.20	2,568,539	27,558	4.20
Real estate construction	397,480	3,921	3.86	351,079	3,436	3.87	210,506	2,431	4.52
Total commercial-related credits	9,256,704	95,145	4.02	8,472,999	89,033	4.16	7,826,263	80,117	4.01
Other loans:
Real estate residential	862,393	7,121	3.30	710,384	6,064	3.41	566,115	5,152	3.64
Home equity	231,399	2,252	3.87	202,228	1,969	3.92	226,365	2,298	4.03
Indirect	507,772	5,838	4.57	462,053	5,333	4.64	325,323	4,017	4.90
Consumer	77,451	821	4.21	78,108	767	3.95	85,044	807	3.76
Total other loans	1,679,015	16,032	3.80	1,452,773	14,133	3.91	1,202,847	12,274	4.05
Total loans, excluding purchased credit-impaired loans	10,935,719	111,177	4.04	9,925,772	103,166	4.18	9,029,110	92,391	4.06
Purchased credit-impaired loans	135,548	4,802	14.09	136,415	4,972	14.66	156,309	3,791	9.62
Total loans	11,071,267	115,979	4.17	10,062,187	108,138	4.32	9,185,419	96,182	4.15
Taxable investment securities	1,592,547	8,844	2.22	1,466,915	7,799	2.13	1,543,434	9,655	2.50
Investment securities exempt from federal income taxes (3)	1,318,855	15,972	4.84	1,339,465	16,375	4.89	1,356,702	16,541	4.88
Federal funds sold	36	0	1.00	35	0	1.00	38	0	1.00
Other interest earning deposits	103,061	164	0.63	100,200	125	0.50	138,542	89	0.25
Total interest earning assets	$14,921,719	$148,033	3.95%	$13,696,433	$138,748	4.07%	$13,065,798	$130,371	3.96%
Non-interest earning assets	2,326,712			2,044,225			1,993,631
Total assets	$17,248,431			$15,740,658			$15,059,429
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,161,913	$2,299	0.22%	$3,836,134	$2,049	0.21%	$4,119,625	$1,832	0.18%
Savings deposits	1,080,609	231	0.09	1,006,902	174	0.07	965,060	124	0.05
Certificates of deposit	1,257,959	1,633	0.52	1,237,198	1,474	0.48	1,304,516	1,450	0.44
Customer repurchase agreements	210,688	113	0.21	162,038	85	0.21	244,845	114	0.18
Total core funding	6,711,169	4,276	0.25	6,242,272	3,782	0.24	6,634,046	3,520	0.21
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	702,030	2,518	1.43	598,702	2,255	1.51	427,649	1,696	1.57
Other borrowings	1,533,344	3,346	0.85	1,573,083	2,901	0.73	1,117,166	2,167	0.76
Total wholesale funding	2,235,374	5,864	1.04	2,171,785	5,156	0.95	1,544,815	3,863	0.99
Total interest bearing liabilities	$8,946,543	$10,140	0.45%	$8,414,057	$8,938	0.43%	$8,178,861	$7,383	0.36%
Non-interest bearing deposits	5,524,043			4,806,692			4,428,065
Other non-interest bearing liabilities	461,243			389,807			378,276
Stockholders' equity	2,316,602			2,130,102			2,074,227
Total liabilities and stockholders' equity	$17,248,431			$15,740,658			$15,059,429
Net interest income/interest rate spread (4)		$137,893	3.50%		$129,810	3.64%		$122,988	3.60%
Taxable equivalent adjustment		7,122			7,208			7,019
Net interest income, as reported		$130,771			$122,602			$115,969
Net interest margin (5)			3.49%			3.60%			3.52%
Tax equivalent effect			0.19%			0.21%			0.21%
Net interest margin on a fully tax equivalent basis (5)			3.68%			3.81%			3.73%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Nine Months Ended September 30,
	2016			2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$741,880	$19,351	3.48%	$760,956	$20,528	3.60%
Loans (1) (2) (3):
Commercial-related credits
Commercial:	3,635,677	117,454	4.24	3,291,515	101,988	4.09
Commercial loans collateralized by assignment of lease payments (lease loans)	1,786,087	50,100	3.74	1,652,527	46,320	3.74
Real estate commercial	2,913,918	91,240	4.11	2,543,444	82,251	4.26
Real estate construction	341,988	10,259	3.94	197,970	8,900	5.93
Total commercial-related credits	8,677,670	269,053	4.07	7,685,456	239,459	4.11
Other loans:
Real estate residential	738,124	18,880	3.41	524,349	14,965	3.81
Home equity	214,829	6,254	3.89	235,516	7,067	4.01
Indirect	458,281	15,929	4.64	293,111	11,271	5.14
Consumer	78,705	2,382	4.04	77,916	2,384	4.09
Total other loans	1,489,939	43,445	3.89	1,130,892	35,687	4.22
Total loans, excluding purchased credit-impaired loans	10,167,609	312,498	4.11	8,816,348	275,146	4.17
Purchased credit-impaired loans	137,132	14,554	14.18	199,378	12,845	8.61
Total loans	10,304,741	327,052	4.24	9,015,726	287,991	4.27
Taxable investment securities	1,528,251	26,209	2.29	1,548,369	29,591	2.55
Investment securities exempt from federal income taxes (3)	1,340,185	48,926	4.87	1,248,978	46,162	4.93
Federal funds sold	38	0	1.00	60	0	1.00
Other interest earning deposits	105,660	430	0.54	109,074	208	0.25
Total interest earning assets	$14,020,755	$421,968	4.02%	$12,683,163	$384,480	4.05%
Non-interest earning assets	2,142,106			2,004,278
Total assets	$16,162,861			$14,687,441
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,036,193	$6,434	0.21%	$3,999,844	$5,062	0.17%
Savings deposits	1,024,050	564	0.07	963,291	379	0.05
Certificates of deposit	1,244,425	4,520	0.49	1,341,865	4,160	0.42
Customer repurchase agreements	187,698	292	0.21	244,217	337	0.18
Total core funding	6,492,366	11,810	0.24	6,549,217	9,938	0.20
Wholesale funding:
Brokered accounts (includes fee expense)	612,210	6,737	1.47	438,626	4,700	1.43
Other borrowings	1,478,102	9,219	0.82	977,130	6,232	0.84
Total wholesale funding	2,090,312	15,956	1.02	1,415,756	10,932	1.01
Total interest bearing liabilities	$8,582,678	$27,766	0.43%	$7,964,973	$20,870	0.35%
Non-interest bearing deposits	4,980,904			4,301,483
Other non-interest bearing liabilities	416,667			362,794
Stockholders' equity	2,182,612			2,058,191
Total liabilities and stockholders' equity	$16,162,861			$14,687,441
Net interest income/interest rate spread (4)		$394,202	3.59%		$363,610	3.70%
Taxable equivalent adjustment		21,525			19,773
Net interest income, as reported		$372,677			$343,837
Net interest margin (5)			3.55%			3.62%
Tax equivalent effect			0.21%			0.21%
Net interest margin on a fully tax equivalent basis (5)			3.76%			3.83%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflect the impact the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	3Q16			2Q16			3Q15
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$11,071,267	$115,979	4.17%	$10,062,187	$108,138	4.32%	$9,185,419	$96,182	4.15%
Less acquisition accounting discount accretion on non-PCI loans	(34,315)	4,114		(27,123)	5,390		(43,899)	5,875
Less acquisition accounting discount accretion on PCI loans	(23,110)	2,046		(23,272)	2,312		(31,745)	1,533
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$11,128,692	$109,819	3.93%	$10,112,582	$100,436	3.99%	$9,261,063	$88,774	3.80%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$14,921,719	$137,893	3.68%	$13,696,433	$129,810	3.81%	$13,065,798	$122,988	3.73%
Less acquisition accounting discount accretion on non-PCI loans	(34,315)	4,114		(27,123)	5,390		(43,899)	5,875
Less acquisition accounting discount accretion on PCI loans	(23,110)	2,046		(23,272)	2,312		(31,745)	1,533
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$14,979,144	$131,733	3.50%	$13,746,828	$122,108	3.57%	$13,141,442	$115,580	3.49%

	Nine Months Ended September 30,
	2016			2015
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$10,304,741	$327,052	4.24%	$9,015,726	$287,991	4.27%
Less acquisition accounting discount accretion on non-PCI loans	(32,056)	14,455		(50,627)	20,815
Less acquisition accounting discount accretion on PCI loans	(24,206)	6,761		(33,772)	3,121
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$10,361,003	$305,836	3.94%	$9,100,125	$264,055	3.88%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$14,020,755	$394,202	3.76%	$12,683,163	$363,610	3.83%
Less acquisition accounting discount accretion on non-PCI loans	(32,056)	14,455		(50,627)	20,815
Less acquisition accounting discount accretion on PCI loans	(24,206)	6,761		(33,772)	3,121
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$14,077,017	$372,986	3.54%	$12,767,562	$339,674	3.56%